Exhibit 99.1

Keating Capital Reports Q1 2012 Results

Pre-IPO Investor Provides Financial Update

GREENWOOD VILLAGE, Colo.--(BUSINESS WIRE)--May 14, 2012--On May 10, 2012, Keating Capital, Inc. (“Keating” or the “Company”) reported financial results for the first quarter ended March 31, 2012.

Management Commentary

"Keating Capital operates a private-to-public valuation arbitrage strategy, seeking to profit from the potential value increase when a private company completes an IPO. Our goal is to make investments that create the potential for a 2x return on our investment once the company is publicly traded and assuming our typical investment horizon of 36 months,” stated Timothy J. Keating, CEO of Keating Capital, Inc. “To that end, we believe we have created a valuable portfolio that is performing well and which is in line with our overall expectations. During the first quarter, we added three new portfolio companies, sold stock in one portfolio company—which resulted in a realized capital gain of $132,930, which represents a return of 1.75x our investment cost,” added Mr. Keating.

Structural Protections

Of our investments in 15 private portfolio companies as of March 31, 2012, we have been provided some structural protection with respect to investments in eight of these portfolio companies. These structural protections typically include conversion rights upon an IPO which would result in our receiving shares of common stock at a discount to the IPO price upon conversion at the time of the IPO, or warrants that would result in our receiving additional shares for a nominal exercise price at the time of an IPO.

As of March 31, 2012, our structurally protected appreciation on these investments would, if each of these eight portfolio companies completed an IPO, result in an increase in our unrealized appreciation of $19.3 million at the time of the IPO.

Portfolio Companies with Structurally Protected Appreciation at IPO:	Number of Portfolio Companies	Weighted-Average Structurally Protected Appreciation Multiple at IPO	Cost of Investment as of March 31, 2012 (in millions)	Fair Value of Investment as of March 31, 2012 (in millions)	Potential Increase in Unrealized Appreciation Based on Structural Protections at IPO as of March 31, 2012 (in millions)

Equal to or greater than 1.25x but less than 2.0x	4	1.52x	$15.0	$15.0	$7.9

Equal to 2.0x	4	2.00x	$13.0	$14.6	$11.4

Total	8	1.75x	$28.0	$29.6	$19.3

  Four of these portfolio companies (with an aggregate cost and fair value of $15 million as of March 31, 2012) have structural protections that would, in the event of an IPO, entitle us to receive shares of common stock with a weighted-average aggregate value, at the time of issuance, of 1.52x our investment cost. We refer to this multiple as our structurally protected appreciation multiple.

  Four of these portfolio companies (with an aggregate cost of $13 million and an aggregate fair value of $14.6 million as of March 31, 2012) have a structurally protected appreciation multiple of 2.0x our investment cost upon an IPO.

Our ability to realize the structurally protected appreciation at the time of the IPO will depend on a number of factors including each portfolio company’s completion of an IPO, any adjustment to the special IPO conversion price that may be negotiated prior to or during the IPO process, the possible subsequent issuance of more senior securities that may impact the relative value of the structural protection, and fluctuations in the market price of each portfolio company’s common shares until such time as the common shares received upon conversion can be disposed of following the expiration of a customary 180-day post-IPO lockup period. Accordingly, the structurally protected appreciation would not be available unless each portfolio company completes an IPO. Further, even if an IPO is completed, the structurally protected appreciation would not be realized unless the market price of each portfolio company’s common shares equals or exceeds the IPO price at the time such shares are disposed of following the post-IPO lockup period.

Please refer to our quarterly report on Form 10-Q for the quarter ended March 31, 2012, for additional information on our structurally protected appreciation.

Q1 2012 Portfolio Investment Activity

Acquisitions

Keating Capital invested in the following new portfolio companies during the first quarter of 2012:

  Zoosk, Inc., $3.0 million in Series E Convertible Preferred Stock
  LifeLock, Inc., $5.0 million in Series E Convertible Preferred Stock and Convertible Preferred Stock Warrants
  SilkRoad Technology Holdings, Inc., $3.5 million in Series C Convertible Preferred Stock

All three of the new investments were direct investments in the most senior equity securities of the respective issuers and provide Keating Capital with full information rights until these companies complete an IPO.

Keating Capital also invested in the following existing portfolio companies during the first quarter of 2012:

  $527,500 in the common stock of Solazyme in open market transactions in January 2012
  $18,435 in the in the first tranche closing of the Series C-2 Convertible Preferred Stock round of Livescribe

Dispositions

During the first quarter of 2012, we sold 20,000 shares of our initial investment in Solazyme, resulting in net proceeds of $310,034 and a realized capital gain of $132,930. This was our first disposition of portfolio company securities and our first realized gain, which represented a 1.75x return on our investment cost in these shares over a holding period of 20 months. This compares to our targeted return of 2x our investment cost over our expected investment holding period of 36 months.

During the second quarter, we sold an additional 20,000 shares of Solazyme’s common stock, which resulted in net proceeds of $318,993 and a realized capital gain of $141,889 which was recorded in the second quarter. This realized gain represented a 1.8x return on our investment cost in these shares over a holding period of 21 months.

Recent Developments

On May 9, 2012, Keating Capital invested an additional $1.5 million in the Series C Convertible Preferred Stock of SilkRoad.

On May 10, 2012, Keating Capital invested $18,435 in the second tranche closing of the Series C-2 convertible preferred stock financing of Livescribe.

Stock Repurchase Program

On May 9, 2012, Keating Capital’s Board of Directors authorized a stock repurchase program of up to $5 million. The stock repurchase program will expire on November 8, 2012 unless extended by our Board.

Under the program, our management is authorized to repurchase shares in open market transactions, including through block purchases, depending on prevailing market conditions and other factors. We intend to fund the repurchases through our available liquidity, however, we are not obligated to repurchase any of our shares under this program.

Portfolio Investments

As of March 31, 2012, Keating Capital had a total of 17 portfolio company investments at an aggregate cost of $47.8 million. The fair value of the Company’s portfolio company investments was approximately $50.1 million, which includes approximately $2.3 million of net unrealized appreciation. We had approximately $26.9 million in cash and cash equivalents as of March 31, 2012, or approximately $2.89 per share.

Results of Operations

Change in Net Asset Value Per Share

In the first quarter, our net asset value per share decreased from $8.23 per share as of December 31, 2011, to $8.22 per share as of March 31, 2012, a decrease of $(0.01) per share, due primarily to:

  A decrease of $(0.13) per share attributable to our net investment loss of $1.2 million. Our net investment loss is the difference between our income from interest, dividends, fees and other investment income, and our operating expenses. Our net investment loss resulted from operating expenses of $1.2 million, offset by interest income of $1,742. Since we are focused on capital appreciation, we do not expected to generate current income (i.e., dividends or interest income), which makes us different from other business development companies that focus on making loans.
  An increase of $0.01 per share attributable to our net realized gain of $0.1 million on the sale of a portion of our Solazyme shares in the first quarter. Net realized gain (loss) on investments is the difference between the net proceeds of sales of portfolio company securities and their cost.
  An increase of $0.11 per share attributable to the net increase in unrealized appreciation on our investments of $1.0 million. The net change in unrealized appreciation (depreciation) is the change in the net unrealized appreciation (depreciation) of our portfolio company investments from the prior period, measured by the fair value of our portfolio company investments.

Keating Capital, Inc.
Change in Net Asset Value
(Unless otherwise indicated, per share data based on weighted average common shares outstanding during the period)

	Three Months Ended
	March 31, 2012
	Amount	Per Share

Net Asset Value, Beginning of Period[1]	$76,384,715	$8.23

Net Investment Loss	(1,201,620)	(0.13)

Net Realized Gain on Investments:
Solazyme	132,930	0.01

Net Realized Gain on Investments:	132,930	0.01

Net Change in Unrealized Appreciation (Depreciation) on Investments:
NeoPhotonics	24,000	-
Livescribe	15,229	-
Solazyme	533,295	0.06
Harvest Power	1,000,001	0.11
Suniva	(600,007)	(0.06)

Net Change in Unrealized Appreciation on Investments:	972,518	0.11

Net (Decrease) in Net Assets Resulting from Operations	(96,172)	(0.01)

Net Asset Value, End of Period[1]	$76,288,543	$8.22

Weighted Average Common Shares Outstanding During Period	9,283,781

Common Shares Outstanding At End of Period	9,283,781

1Per share data based on total common shares outstanding at the beginning and end of the corresponding period.

Capitalization

As of March 31, 2012, we had 9,283,781 shares of common stock issued and outstanding. There are no options, warrants, or other classes of securities issued or outstanding. Additionally, we had no debt. There were no capital stock transactions or distributions paid to stockholders in the first quarter.

Portfolio Analysis and Activity

For the quarter ended March 31, 2012, the net increase in our unrealized appreciation totaled $1.0 million. The primary components of this net increase were:

	March 31, 2012			December 31, 2011
							Change In
			Unrealized			Unrealized	Unrealized
			Appreciation			Appreciation	Appreciation
Portfolio Company	Cost	Value	(Depreciation)	Cost	Value	(Depreciation)	(Depreciation)

Private Portfolio Companies:
Livescribe, Inc.	$569,316	$187,988	$(381,328)	$550,881	$154,324	$(396,557)	$15,229
Harvest Power, Inc.	2,499,999	3,500,000	1,000,001	2,499,999	2,499,999	-	1,000,001
Suniva, Inc.	2,500,007	1,900,000	(600,007)	2,500,007	2,500,007	-	(600,007)

Publicly Traded Portfolio Companies:
NeoPhotonics Corporation	1,000,000	756,800	(243,200)	1,000,000	732,800	(267,200)	24,000
Solazyme, Inc.	1,903,646	2,822,522	918,876	1,553,250	1,938,831	385,581	533,295

Total							$972,518

Other Information

Attached to this press release we have included the following:

  Our portfolio company investment summary as of March 31, 2012;
  Our statement of assets and liabilities as of March 31, 2012 (unaudited) and December 31, 2011; and
  Our statement of operations (unaudited) as of March 31, 2012 and 2011.

Stockholder Call

Keating Capital invites stockholders, analysts and interested parties to attend Keating Capital’s stockholder call on May 14, 2012, at 4:00 p.m. Eastern Time. You may pre-register at https://cc.readytalk.com/r/akg0qyazgt5e, and participate in the call by dialing (800) 754-1336.

A slide presentation will accompany the stockholder call and will be available at http://ir.keatingcapital.com/events.cfm in advance of the call. Select the Q1 2012 Earnings Call Slides link to download and print the presentation in advance of the stockholder call.

An archived audio replay of the stockholder call combined with the slide presentation will be available within approximately three hours of completion of the call at http://ir.keatingcapital.com/events.cfm. This archived recording will be available until the Company’s next quarterly earnings call which has been tentatively scheduled for August 15, 2012.

About Keating Capital, Inc.

Keating Capital (www.KeatingCapital.com) is a business development company that specializes in making pre-IPO investments in innovative, emerging growth companies that are committed to and capable of becoming public. We provide investors with the ability to participate in a unique fund that allows our stockholders to share in the potential value accretion that we believe typically occurs once a company transforms from private to public status. Keating Capital’s shares are listed on Nasdaq under the ticker symbol “KIPO.”

Forward-Looking Statements

This press release may contain statements of a forward-looking nature relating to future events. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. These statements reflect Keating Capital’s current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this press release, including the factors set forth in “Risk Factors” set forth in Keating Capital’s Form 10-K and Form 10-Q filed with the Securities and Exchange Commission (“SEC”), and subsequent filings with the SEC. Please refer to Keating Capital’s SEC filings for a more detailed discussion of the risks and uncertainties associated with its business, including but not limited to the risks and uncertainties associated with investing in micro- and small-cap companies. Except as required by the federal securities laws, Keating Capital undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise. The reference to Keating Capital’s website has been provided as a convenience, and the information contained on such website is not incorporated by reference into this press release.

Keating Capital, Inc.
Portfolio Summary
As of March 31, 2012
			Lead or			Unrealized
			Participating			Appreciation
Portfolio Company	Description	Type of Investments	Investor	Cost	Value (1)	(Depreciation)

Publicly Traded Portfolio Companies:

NeoPhotonics Corporation	Developer and manufacturer of photonic integrated circuit based components, modules and subsystems for use in telecommunications networks	Common Stock*	Participating	$1,000,000	$756,800	$(243,200)

Solazyme, Inc.	Algal oil and bioproducts for the fuels and chemicals, nutrition, and skin and personal care markets	Common Stock*	Participating	1,903,646	2,822,522	918,876

Total - Publicly Traded Portfolio Companies				$2,903,646	$3,579,322	$675,676

Private Portfolio Companies That Have Filed for an IPO:

BrightSource Energy, Inc. (2)	Developer of utility scale solar thermal plants which generate solar energy for utility and industrial companies	Convertible Preferred Stock	Participating	$2,500,006	$2,500,006	$-

Corsair Components, Inc.	Designer and supplier of high-performance components to the personal computer gaming hardware market	Common Stock and Common Stock Warrants*	Lead	4,000,080	5,610,000	1,609,920

Total - Private Portfolio Companies That have Filed for an IPO				$6,500,086	$8,110,006	$1,609,920

Private Portfolio Companies:

Livescribe, Inc.	Developer and marketer of a mobile, paper-based computing platform consisting of smartpens, dot paper, and smartpen applications	Convertible Preferred Stock and Convertible Preferred Stock Warrants	Participating	$569,316	$187,988	$(381,328)

MBA Polymers, Inc.	Manufacturer of recycled plastics sourced from end of life durable goods	Convertible Preferred Stock	Participating	2,000,000	2,000,000	-

Harvest Power, Inc.	Owner and operator of organic waste facilities that convert organic waste, such as food scraps and yard debris, into compost, mulch and renewable energy	Convertible Preferred Stock	Participating	2,499,999	3,500,000	1,000,001

Suniva, Inc.	Manufacturer of high-efficiency solar photovoltaic cells and modules	Convertible Preferred Stock	Participating	2,500,007	1,900,000	(600,007)

Xtime, Inc.	Software as a service provider of Web scheduling and customer relationship management solutions for automotive service departments	Convertible Preferred Stock and Common Stock Warrants	Lead	3,000,000	3,009,156	9,156

Metabolon, Inc.	Molecular diagnostics and services company offering metabolic profiling technology based on advanced bioinformatics and data analytics software	Convertible Preferred Stock	Lead	4,000,000	4,000,000	-

Kabam, Inc.	Provider of Internet-based social gaming products including massively multiplayer games	Convertible Preferred Stock	Participating	1,328,860	1,328,860	-

Tremor Video, Inc.	Online video technology and advertising company	Convertible Preferred Stock	Participating	4,000,001	4,000,001	-

TrueCar, Inc.	Provider of online research and pricing tools for consumers interested in buying a new or used vehicle	Common Stock*	Participating	2,999,996	2,999,996	-

Agilyx Corporation	Alternative energy company that converts difficult-to-recycle waste plastics into high value synthetic oil	Convertible Preferred Stock	Lead	4,000,000	4,000,000	-

Zoosk, Inc.	Online dating community	Convertible Preferred Stock	Participating	2,999,999	2,999,999	-

LifeLock, Inc.	Provider of identify theft protection services	Convertible Preferred Stock and Convertible Preferred Stock Warrants	Participating	5,000,000	5,000,000	-

SilkRoad Technology Holdings, Inc.	Provider of cloud-based human capital management software	Convertible Preferred Stock	Participating	3,500,000	3,500,000	-

Total - Private Portfolio Companies				$38,398,178	$38,426,000	$27,822

Total - All Portfolio Companies				$47,801,910	$50,115,328	$2,313,418

* Portfolio company does not have preferred equity securities outstanding as of March 31, 2012.

(1) Except for common stock in two publicly traded portfolio companies, all investments as of March 31, 2012 were valued at fair value as determined in good faith by the Board of Directors and are subject to legal restrictions on transfer (including lockup and other contractual restrictions).

(2) On April 22, 2011, BrightSource filed a registration statement on Form S-1 for a $250 million IPO of its common stock. After filing a number of amendments to its registration statement, the last of which was filed on March 30, 2012, BrightSource withdrew its registration statement on April 12, 2012.

Keating Capital, Inc.
Statements of Assets and Liabilities

	March 31,
	2012	December 31,
	(Unaudited)	2011

Assets
Investments in portfolio company securities at fair value:
Non-control/non-affiliate investments:
Private portfolio companies
(Cost: $36,898,184 and $25,379,750, respectively)	$36,926,006	$24,992,349
Publicly-traded portfolio companies
(Cost: $2,903,646 and $2,553,250, respectively)	3,579,322	2,671,631
Affiliate investments:
Private portfolio companies
(Cost: $8,000,080 and $8,000,080, respectively)	9,610,000	9,610,000
Total, investments in portfolio company securities at fair value	50,115,328	37,273,980
(Cost: $47,801,910 and $35,933,080, respectively)

Cash and cash equivalents	26,864,762	39,606,512
Prepaid expenses and other assets	66,019	62,746
Deferred offering costs	74,877	-

Total assets	$77,120,986	$76,943,238

Liabilities
Base management fees payable to investment adviser	$130,698	$130,969
Accrued incentive fees payable to investment adviser	489,270	268,180
Administrative expenses payable to investment adviser	56,774	47,285
Accounts payable	147,411	70,602
Accrued expenses and other liabilities	8,290	41,487

Total liabilities	832,443	558,523

Net assets
Common stock, par value	$9,284	$9,284
Additional paid-in capital	75,302,711	75,302,711
Accumulated net investment loss	(1,469,800)	(268,180)
Accumulated undistributed net realized gain on investments	132,930	-
Net unrealized appreciation on investments	2,313,418	1,340,900

Total net assets	$76,288,543	$76,384,715

Total liabilities and net assets	$77,120,986	$76,943,238

Shares of common stock outstanding ($0.001 par value, 200,000,000 authorized)	9,283,781	9,283,781

Net asset value per share	$8.22	$8.23

Keating Capital, Inc.
Statements of Operations
(Unaudited)

	Three Months Ended,
	March 31,	March 31,
	2012	2011

Investment income
Interest and dividend income:
Certificate of deposit and money market investments	$1,742	$24,091

Total investment income	1,742	24,091

Operating expenses
Base management fees	383,662	142,637
Incentive fees	221,090	15,583
Administrative expenses allocated from investment adviser	164,027	119,733
Legal and professional fees	251,881	159,168
Directors fees	40,000	25,250
Stock transfer agent fees	8,105	56,505
Printing and fulfillment expenses	32,991	49,520
Postage and delivery expenses	13,057	47,223
Stock issuance expenses	-	54,465
Travel and entertainment expenses	26,427	148,014
General and administrative expenses	62,122	65,271

Total operating expenses	1,203,362	883,369

Net investment loss	(1,201,620)	(859,278)

Net realized gain on investments
Non-control/non-affiliate investments	132,930	-

Total net realized gain on investments	132,930	-

Net change in unrealized appreciation (depreciation) on investments
Non-control/non-affiliate investments	972,518	77,915

Total net change in unrealized appreciation (depreciation) on investments	972,518	77,915

Net decrease in net assets resulting from operations	$(96,172)	$(781,363)

Net investment loss per common share (basic and diluted)	$(0.13)	$(0.24)

Net decrease in net assets resulting from operations per common share (basic and diluted)	$(0.01)	$(0.22)

Weighted average common shares outstanding (basic and diluted)	9,283,781	3,558,124

CONTACT:
Keating Capital, Inc.
Investor Relations Contact:
Margie L. Blackwell, 720-889-0133
Investor Relations Director
mb@keatinginvestments.com
or
Public Relations Contact:
JCPR, Inc.
Chris Moon, 973-850-7304
chris@jcpr.com